UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2017

Golden Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-24993	41-1913991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6595 S Jones Blvd., Las Vegas, Nevada	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 893-7777

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

Golden Entertainment, Inc. (the “Company”) held its 2017 annual meeting of shareholders on June 13, 2017 (the “Annual Meeting”), at which the Company’s shareholders voted on the matters set forth below.

PROPOSAL 1: Election of Directors

	Votes For	Votes Withheld	Broker Non-Votes
Blake L. Sartini	18,112,332	325,545	2,716,387
Lyle A. Berman	18,078,677	359,200	2,716,387
Timothy J. Cope	17,756,409	681,468	2,716,387
Mark A. Lipparelli	17,743,689	694,188	2,716,387
Robert L. Miodunski	17,754,280	683,597	2,716,387
Neil I. Sell	17,302,634	1,135,243	2,716,387
Terrence L. Wright	17,586,326	851,551	2,716,387

Each of the foregoing directors was elected.

PROPOSAL 2: To Approve, on a Non-Binding Advisory Basis, the Compensation of the Company's Named Executive Officers as Disclosed in the Proxy Statement for the Annual Meeting

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,291,964	137,546	8,367	2,716,387

The foregoing Proposal 2 was approved.

PROPOSAL 3: To Ratify the Appointment of Piercy Bowler Taylor & Kern, Certified Public Accountants, as the Company's Independent Registered Public Accounting Firm for the Year Ending December 31, 2017

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,657,295	463,168	33,801	—

The foregoing Proposal 3 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN ENTERTAINMENT, INC. (Registrant)

Date: June 15, 2017	/s/ Charles H. Protell
	Name:	Charles H. Protell
	Title:	Executive Vice President,
Chief Strategy Officer and Chief Financial Officer